EMPLOYMENT AGREEMENT

         This Employment Agreement (the "AGREEMENT"), dated July 28, 1997 (the "EFFECTIVE DATE"), is entered into between IVAX Corporation (the "COMPANY") and Dr. Rafick G. Henein (the "EXECUTIVE").

                                     RECITAL

         The Board of Directors of the Company desires to employ the Executive and to assure the Executive's continued employment by the Company on the terms and conditions of this Agreement, and the Executive desires to be employed by the Company on the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration of the Recital and of the mutual promises set forth in this Agreement, the Company and the Executive agree as set forth below.

         1.       EMPLOYMENT.

         (A) EMPLOYMENT AND TERM. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company, on the terms and conditions of this Agreement, for a period commencing on the Effective Date and expiring on the fifth anniversary of the Effective Date (the "INITIAL TERM"). The term of this Agreement shall automatically be extended for a period of two years (a "RENEWAL TERM"), on the fifth anniversary of the Effective Date and on each subsequent anniversary of the Effective Date unless at least two years and 90 days prior to any such anniversary, the Executive shall have delivered to the Company a written notice stating that the term of the Agreement will not be extended. For purposes of this Agreement, the word "TERM" means the Initial Term and all Renewal Terms.

         (B) DUTIES. The Executive shall serve as the President and Chief Executive Officer of Zenith Goldline Pharmaceuticals, Inc. ("ZENITH GOLDLINE") and shall have powers and authority superior to any other officer or employee of Zenith Goldline. In that capacity, he shall be responsible for the operation of Zenith Goldline's activities globally, which shall include the coordination of Zenith Goldline's activities with those of the Company's affiliates in various parts of the world, and shall have duties commensurate with his position. The Executive shall also serve as a Senior Vice President of the Company and in this capacity shall have such powers and authority as may be given to him from time to time by the Board of Directors of the Company or a committee thereof (the "BOARD OF DIRECTORS"). The Executive shall report to and be subject to the supervision and direction of the Chief Operating Officer, the Chief Executive Officer, and the Board of Directors. The Executive shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position. The Executive shall have the right to (i) serve on civic or charitable boards or committees and, with the consent of the Board of Directors, serve on corporate boards, (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions, and (iii) manage personal investments; provided that such activities do not unreasonably interfere with the Executive's duties to the Company under this Agreement.

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         (C) PLACE OF PERFORMANCE. The Executive will perform his duties from
Zenith Goldline's principal place of business, which is currently located in Ft. Lauderdale, Florida, except for travel reasonably necessary in connection with the Company's and Zenith Goldline's business. The Executive acknowledges that the Company may cause Zenith Goldline's principal place of business to be moved to Miami, Florida.

         (D) WORKING FACILITIES. The Company shall provide the Executive with an office, a secretary, a portable phone, a portable personal computer, a home facsimile, and such other customary facilities and equipment as are necessary for the performance of his duties, all of which Executive acknowledges are and shall remain the property of the Company.

         2.       COMPENSATION.

         (A) SIGNING BONUS. Within two business days after the Effective Date, the Company shall pay to the Executive a cash signing bonus in the amount of $200,000.

         (B) INITIAL STOCK OPTION GRANT. The Company shall grant to the Executive, in accordance with the terms of the Company's 1994 Stock Option Plan (the "PLAN"), nonqualified options (the "INITIAL STOCK OPTIONS") to purchase 250,000 shares of the common stock of the Company (the "COMMON STOCK"). The exercise price of the Initial Stock Options shall be equal to the closing price of the Common Stock, as reported in THE WALL STREET JOURNAL, on the Effective Date. The Initial Stock Options shall have a term of ten years. The Initial Stock Options shall vest 25% on the Effective Date and 25% on each of the first three anniversary dates of the Effective Date; provided that the Initial Stock Options shall vest and become immediately exercisable upon a termination of Executive's employment pursuant to Sections 4(a) or 4(b). The Company agrees to take all action reasonably requested by the Executive to permit the Executive to take advantage of the "cashless" exercise feature of Section 4(d) of the Plan to exercise the Initial Stock Options. Immediately upon the exercise of the Initial Stock Options in accordance with the Plan, the Executive shall be deemed to be the owner of the Common Stock into which the Initial Stock Options were exercisable. In case at any time or from time to time the holders of Common Stock become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of a spin-off, special dividend and/or liquidation distribution (other than a regular cash dividend), the Board of Directors shall consider in good faith a fair and equitable adjustment to the exercise price or other terms of the Initial Stock Options. The Initial Stock Options will not be affected by any amendment to
Section 13(c) of the Plan.

         (C) BASE SALARY. The Executive will be paid a base salary at the annual rate of not less than $575,000 (the "BASE SALARY"). In addition, the Company shall pay to the Executive annually the sum of $38,500 as additional cash compensation. The Base Salary and the additional cash compensation shall be paid in installments consistent with the Company's normal payroll policies. The Company shall review the Base Salary six months after the Effective Date and annually thereafter for merit increases, which shall be made subject to and at the discretion of the Board of Directors. Once increased, the Base Salary shall not thereafter be decreased.

         (D) ANNUAL BONUS. The Executive shall be entitled to receive an annual cash bonus in an amount up to 100% of the Base Salary based on the Executive's performance during the applicable year. The amount of the bonus payable in any year shall be determined by reference to the profitability of Zenith Goldline and such other measures as the Company and the Executive may agree. The terms and conditions relating to the payment and amount of the bonus shall be negotiated in good faith by the Company and the Executive. The Executive acknowledges that the Company requires that the bonus satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE").

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         (E) SUBSEQUENT STOCK OPTIONS. The Executive shall be entitled to receive stock options and such other long term compensation as may be determined by the Board of Directors from time to time in its discretion. In making any determinations concerning the award of stock options to the Executive, the Board of Directors will apply the same criteria as it applies in making awards to the other key executives of the Company, and its determinations will not be affected by the bonus arrangement described in Section 2(d).

         3. BENEFITS. During the Term, the Executive shall be entitled to the benefits described below.

         (A) EXPENSE REIMBURSEMENT. Upon submission of appropriate supporting documentation and in specific accordance with such guidelines as may be established from time to time by the Company for senior executives, the Executive shall be reimbursed by the Company for all reasonable business expenses (including travel and entertainment) actually and necessarily incurred by the Executive on behalf of the Company in connection with the performance of his duties under this Agreement.

         (B) INCENTIVE SAVINGS AND RETIREMENT PLANS. The Executive shall be entitled to participate in all savings, incentive and retirement plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in the United States. The Company agrees to waive any waiting period under such plans so that the Executive may be eligible for participation in such plans as of the Effective Date; provided that such waiver is permitted by the applicable plan and does not adversely affect the Company.

         (C) WELFARE PLANS. The Executive shall be entitled to participate in all welfare benefit plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in the United States. The Company agrees to waive any waiting period under such plans so that the Executive may be eligible for participation in such plans as of the Effective Date.

         (D) VACATION. The Executive shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in the United States; provided that the Executive shall be entitled to at least four weeks paid vacation each year.

         (E) PROFESSIONAL MEMBERSHIPS; SEMINARS. The Company shall pay for the Executive the membership dues in professional organizations that are directly related to the Executive's duties to the Company, including without limitation, the Order of Pharmacists for the Province of Ontario, the Order of Pharmacists of the Province of Quebec, and the Order of Pharmacists of Florida. The Company agrees that the Executive shall be entitled to attend each year two seminars or similar meetings relating to the business of the Company, and the Executive's expenses related thereto shall be reimbursed by the Company in accordance with
Section 3(a).

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         (F) CANADIAN RESIDENCE. The Company shall pay to the Executive $100,000 within two business days after the Effective Date to compensate the Executive for the loss of value of his home in Canada, such amount to be used by the Executive in his sole discretion.

         (G) RELOCATION. In connection with the Executive's relocation to South
Florida:

                  (i) The Company shall provide the Executive for his use a furnished condominium in Dade or Broward county (at the Executive's election) for a period of twelve months commencing on the Effective Date; provided that the Company shall not be required to pay more than $1,500 per month pursuant to this clause (i).

                  (ii) The Company shall reimburse the Executive for all reasonable moving expenses incurred by him to relocate his home from Canada to Miami.

                  (iii) The Company shall reimburse the Executive for all reasonable closing costs incurred by him in connection with the purchase of a home in South Florida, including reasonable legal fees and expenses.

                  (iv) To facilitate the financing of a home in South Florida, the Company will agree to guaranty the Executive's obligations to a bank or other financial institution providing traditional mortgage lending to the Executive.

                  (v) Until the first anniversary of the Effective Date, the Company shall reimburse the Executive for up to two round-trip air fares between Toronto and Miami each month.

         (H) SUPPORTING DOCUMENTS. The Executive shall provide the Company with such supporting documents as the Company may reasonably request in connection with the expenses described in Sections 3(e), and (g).

         4.       TERMINATION.

         (A) TERMINATION WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the right to terminate this Agreement at any time upon written notice to the Executive; provided that the Company shall pay to the Executive in a cash lump sum within 30 days after the effective date of the termination (the "TERMINATION DATE") an amount equal to
(i) if the Termination Date is a date within three years after the Effective Date, three times the Base Salary as of the Termination Date, or (ii) if the Termination Date is a date after the third anniversary of the Effective Date, two times the Base Salary as of the Termination Date. In addition, the Company shall continue to provide benefits to the Executive pursuant to Section 3(c) for the applicable period.

         (B) TERMINATION FOR GOOD REASON. The Company shall be deemed to have terminated this Agreement pursuant to Section 4(a) if the Executive terminates this Agreement for Good Reason. For purposes of this Agreement, the term "GOOD REASON" means:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1(b), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, in each case if not remedied within 30 days after receipt of written notice thereof from the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Sections 2 or 3 which is not remedied within 30 days after receipt of written notice thereof from the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location other than in Dade or Broward county, except for travel reasonably required in the performance of the Executive's responsibilities;

                  (iv) any termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

                  (v) any failure by the Company to comply with and satisfy the penultimate sentence of Section 9(c)(iii); or

                  (vi) any termination by the Executive for any reason during the three-month period following the effective date of any Change in Control (as defined in Section 5).

For purposes of this Section, any good faith determination of Good Reason made by the Executive shall be conclusive.

         (C) TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company for Cause. For purposes of this Agreement, the word "CAUSE" means: (i) an act or acts of personal dishonesty taken by the Executive and intended to result in the direct or indirect personal enrichment of the Executive at the expense of the Company (except that disputes regarding expense reimbursement shall not be subject to this clause and shall instead be resolved in good faith by the Board of Directors and the Executive), (ii) subject to the following sentences, violation by the Executive of his material obligations or representations under this Agreement which are demonstrably willful and deliberate and which are not remedied within 30 days after written notice to the Executive, or (iii) the conviction of the Executive of any criminal act which is a felony. Upon a determination by the Company that cause exists under clause (ii) of the preceding sentence, the Company shall cause a special meeting of the Board of Directors to be called and held at a time mutually convenient to the Board of Directors and the Executive, but in no event later than 10 business days after the Executive's receipt of the notice contemplated in clause (ii). The Executive shall have the right to appear at such special meeting with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of this Agreement by reason of such Cause determination shall not be effective until the Executive is afforded such opportunity to appear before the Board of Directors. Any notice of termination for Cause pursuant to clause (i) or (iii) of the second sentence of this Section shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability under this Agreement to the Executive (other than for reimbursement of business expenses incurred prior to the termination date, in accordance with Section 3(a)).

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         (D) DEATH. This Agreement shall automatically terminate upon the death of the Executive. If this Agreement is terminated pursuant to this Section, the Company shall pay to the Executive's estate (i) Base Salary through the termination date, and (ii) an amount in cash equal to six months of the Base Salary as of the date of termination.

         (E) DISABILITY. The Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 180 consecutive days. Upon any termination pursuant to this Section 4(e), the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement of business expenses incurred prior to the termination date, in accordance with Section 3(a)).

         5. CHANGE IN CONTROL. For purposes of this Agreement, a "CHANGE IN CONTROL" means any one of the following events:

         (a) The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (b) All or any of the individuals who, as of the Effective Date, constitute the full Board of Directors (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

         (c) Approval by the shareholders of the Company of (i) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (ii) a liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

Notwithstanding anything contained in this Section 5 to the contrary, any transaction in which Zenith Goldline becomes a separate company the shares of which are publicly traded on a stock exchange or on the National Association of Securities Dealers' Automated Quotation system (by way of a spin-off, split-off, public offering, merger, consolidation or otherwise) shall not be deemed a change in control under this Agreement; provided that, concurrent with such transaction, this Agreement is assumed by Zenith Goldline and the Executive is appointed the Chief Executive Officer of Zenith Goldline.

         6.       RESTRICTIVE COVENANTS.

         (A) NONDISCLOSURE. On the Effective Date, the Executive will execute the Company's standard form of Confidentiality Agreement, a copy of which is attached hereto as Exhibit A.

         (B) NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of two years thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of one year.

         (C) INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 6(a) or 6(b) will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in such Section by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         7.       CONFLICTS WITH EXISTING AGREEMENTS; COMPANY POLICIES.

         (a) The Executive represents and warrants that attached hereto as Exhibit B is a true and complete copy of all contracts (or, if oral, an accurate written description thereof) to which he is a party, or bound by, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Executive of his duties under this Agreement, including but not limited to contracts related to previous employment containing confidentiality or noncompete covenants. The Company acknowledges that it has reviewed Exhibit B.

         (b) The Executive acknowledges that he will be subject to and required to abide by the policies and procedures of the Company applicable to senior executives as in effect from time to time, and that he will be required to execute and abide by the Company's Code of Conduct, as in effect from time to time.

         8. VISAS. The Company will sponsor the Executive for a non-immigrant visa to permit the Executive to live and work in the United States. Following the receipt of such visa, the Company agrees to sponsor the Executive for an immigrant visa ("green card"). The Company will pay all legal and other expenses related to obtaining the non-immigrant visa and immigrant visa. The Executive agrees to take all actions necessary and appropriate to obtain the non-immigrant visa and immigrant visa and shall fully cooperate with the Company in good faith to obtain such visas. In the event that a visa is not granted to the Executive, and all applicable appeals have been exhausted, this Agreement shall be deemed to have been terminated pursuant to Section 4(a) and the Executive will be entitled to receive the payments and the benefits provided in that Section; provided that if the Executive's representation in the last sentence of this

Section is not true, then, notwithstanding the provisions of Section 4(a), the Company shall only be required to pay to the Executive in a cash lump sum an amount equal to his then Base Salary and to continue to provide benefits to the Executive pursuant to Section 3(c) for a period of one year; and provided further, that, if the Company requests that the Executive serve as the chief executive officer of its Canadian-based generic pharmaceutical business, then the Executive shall assume such position and this Agreement shall not terminate. The Executive represents to the Company that he is aware of no facts or circumstances applicable to him that would prevent the issuance of the visas described in this Section.

         9.       MISCELLANEOUS.

         (A) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of law principles thereof.

         (B) NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:     IVAX Corporation
                                4400 Biscayne Boulevard
                                Miami, Florida 33137
                                Attention: General Counsel

         If to the Executive:   Dr. Rafick G. Henein

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         (C)      SUCCESSORS.

                  (i) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.

                  (ii) This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (iii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or, if the last sentence of
         Section 5 is applicable, Zenith Goldline, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  (iv) If this Agreement is assumed by Zenith Goldline pursuant to the penultimate sentence of clause (iii), the Company shall have no further obligation to the Executive.

         (D) SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         (E) WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         (F) DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement, except that the payment required to be made by the Company to the Executive pursuant to Sections 4 and 8 shall be the Executive's exclusive remedy for any termination of this Agreement pursuant to such sections.

         (G) NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         (H) MISCELLANEOUS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. To the extent that the Executive is successful in any legal proceeding against the Company involving this Agreement, the Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur in connection with such proceeding.

         (I) MEDIATION. The Company and the Executive agree so submit any controversy or claim arising out of or relating to this Agreement to mediation with a mutually agreeable mediator in Dade County, Florida, prior to instituting any legal proceeding.

         10.      CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "PAYMENT"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "AGREEMENT PAYMENTS") shall be reduced to the Reduced Amount. The "REDUCED AMOUNT" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of
Section 280G of the Code. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of Payments which are not Agreement Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section, present value shall be determined in accordance with
Section 280G(d)(4) of the Code. Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that all postponed payments shall be placed in a Rabbi trust or similar vehicle for the benefit of the Executive in such a way that the amounts so transferred are not taxable to such person or deductible by the Company until payment from such vehicle to the Executive is made. In the event a payment has been made to the Executive, but then disallowed as a deduction by the Internal Revenue Service and return of the payment is required into the trust, said payment to the Executive shall be treated as a loan and said payment to the trust shall be treated as repayment of said loan. The Company shall not pledge, hypothecate or otherwise encumber any amounts held in the trust or other similar vehicle for the benefit of the Executive hereunder.

         (b) All determinations required to be made under this Section shall be made by the Company's independent public accountants (the "ACCOUNTING FIRM"), which shall provide (i) detailed supporting calculations both to the Company and the Executive within 20 business days of the termination of Executive's employment or such earlier time as is requested by the Company, and (ii) an opinion to the Executive that he has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section shall be borne by the Company.

         (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("OVERPAYMENT") or that additional Payments which will not have been made by the Company could have been made ("UNDERPAYMENT"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan AB INITIO to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                     IVAX CORPORATION

                                                     /s/ PHILLIP FROST
                                                     ------------------
                                                     Phillip Frost, M.D.,
                                                     Chairman and Chief
                                                     Executive Officer

                                                     EXECUTIVE:

                                                     /s/ RAFICK G. HENEIN
                                                     ---------------------
                                                     Dr. Rafick G. Henein